                [LONG ISLAND FINANCIAL CORP. LOGO APPEARS HERE]


                          REPORTS FIRST QUARTER RESULTS

ISLANDIA, N.Y. (Business Wire) - April 22, 2005 - Long Island Financial Corp. (the "Company") (NASDAQ/NMS: LICB), the holding company for Long Island Commercial Bank (the "Bank"), today reported net income of $860,000, or $.54 per diluted share, for the three months ended March 31, 2005, a decrease of $61,000, or 6.6%, compared to net income of $921,000, or $.58 per diluted share for the three months ended March 31, 2004.

The Bank sustained the decrease in net income from quarter to quarter notwithstanding a $632,000, or 17.4%, increase in net interest income after provision for loan losses from $3.6 million for the quarter ended March 31, 2004, to $4.3 million for the quarter ended March 31, 2005. That increase resulted primarily from the growth in the security and loan portfolios combined with a lower loan loss provision. The decrease in net income was primarily the result of a decrease in other operating income combined with an increase in the provision for income taxes. For the quarter ended March 31, 2005, there were no gains from the sale or call of securities compared to $397,000 of gains recorded for the quarter ended March 31, 2004. Further, the Bank reported earnings on bank owned life insurance of $295,000 for the quarter ended March 31, 2004, as the result of a nontaxable payment received in conjunction with the death of the Company's chairman on January 11, 2004. For the quarter ended March 31, 2005, earnings on bank owned life insurance amounted to $89,000. Net gain on sale of residential loans declined $56,000, or 29.2%, from the quarter ended March 31, 2004 to the quarter ended March 31, 2005, due to a decrease in refinancing activity as a result of increased market interest rates. Also offsetting those declines in other operating income was a decrease in operating expenses. Other operating expenses, excluding automobile loan expense, decreased $97,000, or 2.5%, for the three months ended March 31, 2005, compared to the three months ended March 31, 2004, as the Company implemented cost controls and restructured its branch expansion plan.

Total assets amounted to $544.4 million at March 31, 2005, an increase of $8.8 million, or 1.6%, from the $535.6 million held at March 31, 2004. At March 31, 2005, loans, excluding automobile loans, net of unearned income and deferred fees, had increased by $22.0 million, or 11.2%, from the March 31, 2004 level. Year-over-year, the average balance of demand deposits increased $7.6 million, or 7.9%, from $95.7 million for the three months ended March 31, 2004, to $103.3 million for the three months ended March 31, 2005. Similarly, average savings deposits increased by $18.3 million, or 17.4%, from $105.1 million at March 31, 2004, to $123.4 million at March 31, 2005.

AUTOMOBILE LOANS
----------------

As discussed in prior quarter press releases, the Company continues to monitor the performance of its automobile loan portfolio. Based upon the Company's continued assessment of that portfolio and a review of recent collateral disposition activity, the Company made a provision for loan losses of $75,000 for the quarter ended March 31, 2005.

The Company incurred operating expenses relating to the automobile loan portfolio of $123,000 for the quarter ended March 31, 2005, and $57,000 for the quarter ended March 31, 2004. Those expenses include expenses for legal services, portfolio servicing and administration, collateral perfection, verification and disposition, and audit and accounting services. While the Company expects to continue to incur operating expenses related to the automobile loan portfolio, it expects those expenses to decrease as the portfolio matures. Operating costs for the automobile loan portfolio are expensed when incurred and recorded in "automobile loan expense" in the consolidated statements of earnings.


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At March 31, 2005, the automobile loan portfolio consisted of 862 loans with balances aggregating $17.2 million. Automobile loans represented 7.3% of the Bank's loan portfolio, net of unearned income and deferred fees. Delinquencies at March 31, 2005, consisted of eleven loans, 30-89 days past due, representing $310,920, or 1.8 % of the portfolio, and two loans, aggregating $66,899, or .4% of the portfolio, greater than 90 days past due. Those two loans are classified non-accrual at March 31, 2005. Since the portfolio was underwritten to lessees of high credit quality, those delinquency statistics remain favorable and are in line with the Company's expectations.

SUMMARY
-------

Commenting on the performance of the Company for the first quarter of 2005, Douglas C. Manditch, President and Chief Executive Officer, stated, "while continuing to monitor the maturing automobile loan portfolio in 2005, our focus is on growing our core business of providing loan and deposit products to commercial and consumer clients in our marketplace. Our strategy of focusing on quality client relationships that benefit from our loan and deposit services generates high quality assets and creates lower cost funding sources. Continued execution of that strategy is paramount to grow the Company as competition in our marketplace increases and the current rate environment presents less attractive opportunities."

On February 23, 2005, the Board of Directors of Long Island Financial Corp. declared a dividend of $.12 per common share. The dividend was paid on April 1, 2005, to stockholders of record on March 18, 2005.

Long Island Commercial Bank, the wholly-owned subsidiary of Long Island Financial Corp., is a New York state chartered commercial bank, which began operations in January of 1990, and provides commercial and consumer banking services through twelve branch offices, maintaining its headquarters in Islandia. The Bank is an independent local bank emphasizing personal service and responsiveness to the needs of its customers.

                                 BRANCH OFFICES
                                 --------------

    Suffolk County, N.Y.        Nassau County, N.Y.         Kings County, N.Y.
    --------------------        -------------------         ------------------
   Islandia      Babylon        Jericho    Westbury         Bay Ridge-Brooklyn
Central Islip   Deer Park
   Melville    Ronkonkoma
   Shirley      Smithtown
  Hauppauge

THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE, AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.


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

                                             LONG ISLAND FINANCIAL CORP.
                                             CONSOLIDATED BALANCE SHEETS
                                                     (UNAUDITED)
                                          (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               MARCH 31,       DECEMBER 31,    MARCH 31,
                                                                                  2005             2004          2004
                                                                                  ----             ----          ----
ASSETS:
Cash and due from banks                                                       $  11,094        $  10,310      $  12,983
Interest earning deposits                                                            29               37             14
Federal funds sold                                                                    -                -              -
                                                                              ---------        ---------      ---------
              Total cash and cash equivalents                                    11,123           10,347         12,997
Securities available-for-sale, at fair value                                    272,007          278,814        266,787
Federal Home Loan Bank stock, at cost                                             5,750            4,925          5,164
Loans, held for sale                                                                222              604            954
Loans, net of unearned income and deferred fees                                 235,929          243,477        234,684
Less allowance for loan losses                                                   (4,627)          (5,591)        (2,444)
                                                                              ---------        ---------      ---------
              Loans, net                                                        231,302          237,886        232,240
Premises and equipment, net                                                       5,304            5,422          5,821
Accrued interest receivable                                                       3,103            3,342          2,673
Bank owned life insurance                                                         7,850            7,779          7,564
Deferred tax asset, net                                                           4,938            3,169              -
Prepaid expenses and other assets                                                 2,783            2,521          1,415
                                                                              ---------        ---------      ---------
              Total assets                                                    $ 544,382        $ 554,809      $ 535,615
                                                                              ---------        ---------      ---------
LIABILITIES AND STOCKHOLDERS' EQUITY:

Deposits:
    Demand deposits                                                           $ 100,706        $  99,876      $  97,183
    Savings deposits                                                            124,586          123,142        106,098
    NOW and money market deposits                                               102,645          126,509         94,780
    Time deposits, $100,000 or more                                              18,879            9,863         13,146
    Other time deposits                                                          62,154           58,905         79,169
                                                                              ---------        ---------      ---------
              Total deposits                                                    408,970          418,295        390,376
Federal funds purchased and securities sold under agreements to repurchase       28,500           27,500         37,275
Other borrowings                                                                 71,000           71,000         66,000
Subordinated debentures                                                           7,732            7,732          7,732
Accrued expenses and other liabilities                                            3,320            3,245          4,198
                                                                              ---------        ---------      ---------
              Total liabilities                                               $ 519,522        $ 527,772      $ 505,581
                                                                              ---------        ---------      ---------
Stockholders' equity:
    Common stock (par value $.01 per share; 10,000,000 shares authorized;
      1,860,115, 1,850,378, and 1,837,280 shares issued;
      1,523,215, 1,513,478, and 1,500,380 shares outstanding, respectively)          19               19             18
    Surplus                                                                      21,854           21,590         21,238
    Accumulated surplus                                                          12,094           11,417         11,074
    Accumulated other comprehensive (loss) income                                (4,929)          (1,811)         1,882
    Treasury stock at cost, (336,900 shares)                                     (4,178)          (4,178)        (4,178)
                                                                              ---------        ---------      ---------
              Total stockholders' equity                                         24,860           27,037         30,034
                                                                              ---------        --------       ---------
              Total liabilities and stockholders' equity                      $ 544,382        $ 554,809      $ 535,615
                                                                              ---------        ---------      ---------


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

                                                LONG ISLAND FINANCIAL CORP.
                                           CONSOLIDATED STATEMENTS OF EARNINGS
                                                      (UNAUDITED)
                                           (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                                           FOR THE THREE MONTHS
                                                                                              ENDED MARCH 31,
                                                                                           ---------------------
                                                                                              2005        2004
                                                                                           --------     --------
Interest income:
     Loans                                                                                 $  3,951     $  3,800
     Securities                                                                               2,937        2,547
     Federal funds sold and earning deposits                                                     10            2
                                                                                           --------     --------
         Total interest income                                                                6,898        6,349
                                                                                           --------     --------
Interest expense:
     Savings deposits                                                                           421          291
     NOW and money market deposits                                                              434          236
     Time deposits, $100,000 or more                                                             70           69
     Other time deposits                                                                        507          648
     Borrowed funds                                                                             921          766
     Subordinated debentures                                                                    206          207
                                                                                           --------     --------
         Total interest expense                                                               2,559        2,217
                                                                                           --------     --------

         Net interest income                                                                  4,339        4,132
                                                                                           --------     --------
Provision for loan losses                                                                        75          500
                                                                                           --------     --------
         Net interest income after provision for loan losses                                  4,264        3,632
                                                                                           --------     --------
Other operating income:
     Service charges on deposit accounts                                                        638          652
     Net gain on sales and calls of securities                                                    -          397
     Net gain on sale of residential loans                                                      136          192
     Earnings on bank-owned life insurance                                                       89          295
     Other                                                                                      165          135
                                                                                           --------     --------
         Total other operating income                                                         1,028        1,671
                                                                                           --------     --------
Other operating expenses:
     Salaries and employee benefits                                                           2,094        2,131
     Occupancy expense                                                                          342          315
     Premises and equipment expense                                                             343          387
     Automobile loan expense                                                                    123           57
     Other                                                                                    1,050        1,093
                                                                                           --------     --------
         Total other operating expenses                                                       3,952        3,983
                                                                                           --------     --------

         Income before income taxes                                                           1,340        1,320

Income taxes                                                                                    480          399
                                                                                           --------     --------

         Net income                                                                        $    860     $    921
                                                                                           --------     --------

Basic earnings per share                                                                   $    .57     $    .61
                                                                                           --------     --------
Diluted earnings per share                                                                 $    .54     $    .58
                                                                                           --------     --------
Weighted average shares outstanding                                                       1,521,820    1,498,528
                                                                                          ---------    ---------
Diluted weighted average shares outstanding                                               1,597,759    1,584,728
                                                                                          ---------    ---------



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


                                                     LONG ISLAND FINANCIAL CORP.
                                                             (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               MARCH 31,               DECEMBER 31,            MARCH 31,
                                                                 2005                      2004                  2004
                                                                 ----                      ----                  ----

ASSET QUALITY RATIOS AND OTHER DATA
-----------------------------------
Total non-performing loans (1)                              $       67               $       89             $       254
Allowance for loan losses                                        4,627                    5,591                   2,444
Non-performing loans as a percent of
        total loans, net (1)(2)                                    .03 %                    .04 %                   .11 %
Non-performing loans as a percent of
        total assets (1)                                           .01 %                    .02 %                   .05 %
Allowance for loan losses as a percent of
        Non-performing loans (1)                                 6,906 %                  6,282 %                   962 %
        Total loans, net (2)                                      1.96 %                   2.30 %                  1.04 %

Book value per share                                        $    16.32               $    17.86             $     20.02
Book value per share, as adjusted (3)                       $    19.56               $    19.06             $     18.76
Shares outstanding                                           1,523,215                1,513,478               1,500,380
Full service offices                                                12                       12                      12


                                                                        FOR THE THREE MONTHS
                                                                          ENDED MARCH 31,
                                                                        --------------------
                                                                         2005          2004
                                                                         ----          ----

Interest rate spread                                                     2.81%         2.92%
Net interest margin                                                      3.28%         3.31%

(1) Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due and still accruing interest. It is the Company's policy to generally cease accruing interest on all loans 90 days or more past due.
(2)    Loans include loans, net of unearned income and deferred fees.
(3) Excludes net unrealized depreciation/appreciation in available-for-sale securities, net of tax.



CONTACT:
Douglas C. Manditch, President & CEO
LONG ISLAND FINANCIAL CORP.
1601 Veterans Memorial Highway, Suite 120
Islandia, New York 11749
Voice: (631) 348-0888  Fax: (631) 348-0830
WWW.LICB.COM